                                                                     Exhibit 4.2

                              $350,000,000

                        LOEWEN GROUP INTERNATIONAL, INC.


                            Senior Guaranteed Notes

         $225,000,000 7 1/2 % Series 1 Senior Guaranteed Notes due 2001 $125,000,000 8 1/4 % Series 2 Senior Guaranteed Notes due 2003

                       Payment of Principal and Interest
                         Unconditionally Guaranteed by

                             THE LOEWEN GROUP INC.

                               Purchase Agreement



                                                 March 13, 1996

Smith Barney Inc.
Alex. Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated
Nesbitt Burns Securities Inc.
RBC Dominion Securities Corporation
  c/o Smith Barney Inc.
      388 Greenwich Street
      New York, New York 10013

Dear Sirs:

          Loewen Group International, Inc., a Delaware corporation ("LGII"), proposes to issue and sell to the several purchasers listed in Schedule I hereto (the "Initial Purchasers") $350,000,000 aggregate principal amount of its Senior Guaranteed Notes, consisting of $225,000,000 7 1/2 % Series 1 Senior Guaranteed Notes due 2001 (the "Series 1 Notes") and $125,000,000 8 1/4 % Series 2 Senior Guaranteed Notes due 2003 (the "Series 2 Notes", together with the Series 1 Notes, the "Senior Notes"). The Senior Notes will be unconditionally guaranteed as to principal and interest on a senior basis (the "Guarantee", and together with the Senior Notes, the "Securities") by The Loewen Group Inc., a corporation under the laws of British Columbia, Canada (the "Guarantor" and, together with its subsidiaries and associated entities, the "Company"). The Senior Notes will be issued pursuant to the provisions of an Indenture to be dated as of March 20, 1996 (the "Indenture") among LGII, the Guarantor and Fleet National Bank of Connecticut, as trustee (the "Trustee").

          The sale of the Senior Notes to the Initial Purchasers will be made without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption provided by Section 4(2) of the Act. Initial Purchasers of the Senior Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of March 19, 1996 (the "Registration Rights Agreement") and to be substantially in the form attached hereto as Exhibit A.

          In connection with the sale of the Senior Notes, LGII and the Guarantor have prepared a preliminary offering memorandum dated March 7, 1996 (the "Preliminary Memorandum") and a final offering memorandum dated the date of this Agreement (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") for the information of the Initial Purchasers and for delivery to the prospective purchasers of the Senior Notes. Each Memorandum includes a description of the Senior Notes, the Guarantee, the terms of the offering, the business of LGII and the Guarantor and certain material developments relating to LGII and the Guarantor.

          It is understood that the Guarantor has entered into a Canadian Underwriting Agreement, dated March 12, 1996 (the "Canadian Underwriting Agreement"), providing for the sale of up to 7,700,000 Common shares without par value of the Guarantor through arrangements with certain underwriters in Canada.

          Section 1.  Representations and Warranties.
                      ------------------------------

          Each of LGII and the Guarantor represents and warrants to each of the Initial Purchasers that:

          (a) Each Memorandum with respect to the Senior Notes has been prepared by LGII and the Guarantor for use by the Initial Purchasers in connection with resales exempt from registration under the Act. No order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of LGII or the Guarantor, is contemplated.

          (b) The Preliminary Memorandum did not, as of its date, and the Final Memorandum will not, in the form used by the Initial Purchasers to confirm sales of the Senior Notes and as of the Closing Date (as defined herein), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               ---------
     however, that this representation and warranty shall not apply to any
     -------
     statements or omissions in either Memorandum made in reliance on and in conformity with information furnished to LGII or to the Guarantor in writing by or on behalf of an Initial Purchaser expressly for use therein.

          (c) The documents incorporated by reference in each Memorandum (the "Incorporated Documents"), when they were filed (or, if any amendment with respect to any such document was filed, when such document was filed), conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further Incorporated Documents will, when so filed, conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The financial statements, and the related notes thereto, included in the Final Memorandum present fairly the consolidated financial position of LGII and the Guarantor and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and, except as may be noted therein, said financial statements have been prepared in compliance with accounting principles generally accepted in Canada, applied on a consistent basis.

          (e) Since the respective dates as of which information is given in the Final Memorandum, there has not occurred any change, or any development involving a prospective change, that would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the

     Company as a whole (a "Material Adverse Effect") otherwise than as set forth or contemplated in the Final Memorandum.

          (f) The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, Canada with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; LGII is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum; each of LGII and the Guarantor is duly registered or qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect.

          (g) Osiris Holding Corporation is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation; Loewen (Texas) L.P. is a limited partnership, duly formed, validly existing and in good standing in the jurisdiction of its organization; each of Osiris Holding Corporation and Loewen (Texas) L.P. (each a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect; all the outstanding shares of capital stock of Osiris Holding Corporation and all of the issued partnership interests of Loewen (Texas) L.P. have been duly authorized and validly issued and, with respect to Osiris Holding Corporation, are fully paid and nonassessable and, with respect to the limited partnership interests of Loewen (Texas) L.P., not subject to assessment by Loewen (Texas) L.P. for additional capital contributions, and are owned by LGII or the Guarantor, directly or indirectly, free and clear of any lien, adverse claim, security interest, equity or encumbrance.

          (h) Other than as set forth or contemplated in the Final Memorandum, there are no legal or governmental proceedings pending or, to the knowledge of LGII or the Guarantor, contemplated by governmental authorities or threatened by others, to which LGII, the Guarantor or any of their respective subsidiaries is or may be a party or to which any property of LGII, the Guarantor or any of their respective subsidiaries is or may be the subject which, if determined adversely to LGII, the Guarantor or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and there are no agreements, contracts, indentures, leases or other instruments relating to LGII or the Guarantor that are required to be described in each Memorandum that are not described therein. The descriptions of the terms of any such contracts or documents contained in the Final Memorandum are correct in all material respects.

          (i) The Securities have been duly authorized by each of LGII and, when executed by LGII and the Guarantor, and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute valid and binding obligations of each of LGII and the Guarantor entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles.

          (j) The Indenture has been duly authorized by LGII and the Guarantor and, when executed and delivered by LGII and the Guarantor, will (assuming due authorization, execution and delivery by the Trustee) constitute a valid and binding agreement of LGII and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles.

          (k) This Agreement has been duly authorized, executed and delivered by each of LGII and the Guarantor and constitutes a valid and binding agreement of each of LGII and the Guarantor, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          (l) The Registration Rights Agreement has been duly authorized by LGII and the Guarantor, and, upon execution and delivery by LGII and the Guarantor, will be a valid and binding agreement of LGII and the Guarantor, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles of and except as any rights to indemnity and contribution may be limited by applicable law.

          (m) Other than as set forth or contemplated in each Memorandum, none of LGII, the Guarantor or any of the Significant Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to LGII, the Guarantor or any of the Significant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over LGII, the Guarantor or any of the Significant Subsidiaries or any of their respective properties (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which LGII, the Guarantor or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

          (n) Neither the issuance and sale of the Securities nor the performance by each of LGII and the Guarantor of its obligations under the Securities, the Indenture, this Agreement and the Registration Rights Agreement, nor the consummation of the transactions herein and therein contemplated, (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for compliance with state securities or Blue Sky laws of various jurisdictions) or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of LGII, the Guarantor or any of the Significant Subsidiaries or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, mortgage, deed of trust, loan agreement, lease or other instrument to which LGII or the Guarantor or any of the Significant Subsidiaries is a party or by which LGII or the Guarantor or any of the Significant Subsidiaries is bound or to which any of their respective properties is subject, nor will any such action result in any violation of any law, ordinance, administrative or governmental rule or regulation applicable to LGII, the Guarantor or any of the Significant Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over LGII, the Guarantor or any of the Significant Subsidiaries or any of their respective properties.

          (o) Except as set forth in each Memorandum (or any amendment or supplement thereto), subsequent to the respective dates as to which such information is given in each Memorandum (or any amendment or supplement thereto), neither LGII nor the Guarantor nor any of the Significant Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction not in the ordinary course of business, that is material to the Company, and there has not been any change in the capital stock of LGII, or material increase in the short-term debt or long-term debt of LGII, the Guarantor or any of the Significant Subsidiaries, or any development having, or which may reasonably be expected to have, a Material Adverse Effect.

          (p) The accountants, KPMG Peat Marwick Thorne, who have certified or shall certify the financial statements of the Guarantor included in the Final Memorandum, are independent public accountants.

          (q) None of LGII, the Guarantor and any affiliate (as defined in Rule 501(b) of Regulation D under the Act, an "Affiliate") of LGII or the Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Senior Notes in a manner that would require the registration under the Act of the Senior Notes, or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of such Senior Notes (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, it being understood that, for purposes of this representation only, the Initial Purchasers shall not be deemed Affiliates or agents of LGII or the Guarantor.

          (r) LGII, the Guarantor and the Significant Subsidiaries have filed all tax returns required to be filed, which are material to the Company, which returns are true and correct in all material respects, and neither LGII, the Guarantor nor any Significant Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

          (s) None of LGII, the Guarantor and the Significant Subsidiaries is an "investment company" or an entity "controlled" by an investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (t) Assuming compliance by the Initial Purchasers with their representations and agreements under Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Senior Notes in the manner contemplated by this Agreement to register the Senior Notes under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (u) Each of LGII and the Guarantor has complied with all applicable provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          Section 2.  Purchase and Delivery.
                      ---------------------

          Upon the basis of the representations and warranties herein contained and subject to the conditions hereinafter stated, LGII agrees to issue and sell the Senior Notes to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser agrees to purchase, severally and not jointly, from LGII the respective principal amount of Senior Notes set forth opposite such Purchaser's name in Schedule I hereto at a price (the "Purchase Price") equal to
(i) in the case of the Series 1 Notes, 97.701% of their principal amount and
(ii) in the
case of the Series 2 Notes, 99.885% of their principal amount plus, in each case, accrued interest, if any, from March 20, 1996 to the date of payment and delivery.

          Payment for the Senior Notes shall be made to LGII by wire transfer in immediately available funds to the account of LGII specified to Smith Barney Inc. on the Business Day prior to the time of closing, such payment to be made at 9:00 A.M., New York City time on March 20, 1996, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Initial Purchasers and LGII may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Payment for the Senior Notes shall be made against delivery to the Initial Purchasers for their respective accounts of the Senior Notes. The Senior Notes will be evidenced by a single global note in definitive form (the "Global Note") and/or by additional definitive notes, and will be registered, in the case of the Global Note, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request in writing not later than two full Business Days prior to the Closing Date with any transfer taxes payable in connection with the transfer to the Initial Purchasers of the Senior Notes duly paid by LGII. The certificates for the Senior Notes will be made available for inspection by the Initial Purchasers at the office of the Trustee, 777 Main Street, Hartford, Connecticut 06115, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

          Section 3.  Offering of the Senior Notes;
                      Restrictions on Transfer
                      -----------------------------

          LGII understands that the Initial Purchasers intend (i) to offer privately their respective portions of the Senior Notes as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Senior Notes upon the terms and conditions set forth in the Final Memorandum.

          Each of LGII and the Guarantor confirm that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Final Memorandum in connection with the offering of the

Senior Notes. Each Initial Purchaser hereby makes to LGII the following representations and agreements:

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Act; and

         (ii) (A) it will not solicit offers for, or offer to sell, the Senior Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it will solicit offers for the Senior Notes only from, and will offer the Securities only to, persons who it reasonably believes to be (1) "qualified institutional buyers" within the meaning of Rule 144A under the Act or (2) institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, who provide it a letter in the form of Annex A to the Final Memorandum.

          Section 4.  Covenants of LGII and the Guarantor.
                      -----------------------------------

          Each of LGII and the Guarantor covenants and agrees with the several Initial Purchasers as follows:

          (a) To furnish to the Initial Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and the Incorporated Documents (including any supplements and amendments thereto) as the Initial Purchasers may reasonably request.

          (b) During the period mentioned in paragraph (c) below, before distributing any amendment or supplement to the Final Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

          (c) If, at any time prior to the completion of the initial placement of the Senior Notes, any event shall occur as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Memorandum to comply with law, forthwith to prepare and furnish, at the expense of LGII, to the Initial Purchasers and to the dealers

     (whose names and addresses the Initial Purchasers will furnish to LGII) to which Senior Notes may have been sold by the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Final Memorandum as may be necessary so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum will comply with law.

          (d) To endeavor to qualify the Senior Notes for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Senior Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Initial Purchasers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Senior Notes for investment under the laws of such jurisdictions as the Initial Purchasers may designate.

          (e) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate, and to cause any Affiliate not to sell, offer for sale, or solicit offers to buy or otherwise negotiate, in respect of any security (as defined in the Act) which could be integrated with the sale of the Senior Notes in a manner which would require the registration under the Act of such Senior Notes.

          (f) Not to solicit any offer to buy or offer or sell the Senior Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (g) While the Senior Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, during any period in which LGII is not subject to Section 13 or 15(d) under the Exchange Act and its securities are not exempt from Section 12(g) thereof pursuant to Rule 12g3-2(b) thereunder, to make available to the Initial Purchasers and any holder of Senior Notes in connection with any sale thereof and any prospective purchaser of Senior Notes, in each case upon request, information with respect to LGII, as specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act (or any successor thereto).

          (h) Not to be or become at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

          (i) Not to sell or to cause any of LGII's "affiliates" (as defined in Rule 144(a)(1) under the Act) to sell, any Senior Notes acquired by LGII or any such affiliate except (i) to LGII, a subsidiary of LGII or any employee pension, benefit or welfare plan of LGII or (ii) pursuant to an effective registration statement under the Act.

          (j) To include information substantially in the form set forth in Exhibit B hereto in the Final Memorandum.

          (k) Without the prior written consent of Smith Barney Inc., during the period beginning from the date hereof and continuing to and including the date 90 days after this Agreement (the "Lock-up Period"), not to, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities of or guaranteed by LGII or the Guarantor which are substantially similar to the Senior Notes, or any debt securities of LGII or the Guarantor which are convertible into or exchangeable for securities of LGII or the Guarantor which are substantially similar to the Senior Notes, except for securities issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement.

          (l) Whether or not the sale of Senior Notes is consummated, to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any fees and expenses of the Trustee, (ii) incident to the preparation, printing and distribution of each Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Senior Notes under the laws of such jurisdictions as the Initial Purchasers may designate, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification), (iv) in connection with any listing of the Senior Notes, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to Initial Purchasers and dealers of copies of each Memorandum, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Senior Notes and (vii) payable to counsel for LGII and the Guarantor for their fees and disbursements incurred in connection with the offering and sale of the Senior Notes, including any opinions required to be rendered by such counsel hereunder. It is understood, however, that except as provided in this Section and
     Section 6 hereof or as otherwise agreed, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Senior Notes by them.

          (m) Except as stated in this Agreement and in each Memorandum, not to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Senior Notes to facilitate the sale or resale of the Senior Notes. Except as permitted by the Act, LGII and the Guarantor will not distribute any offering material in connection with resales of the Senior Notes exempt from registration under the Act.

          (n) To comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representations letter of LGII to DTC relating to the approval of the Senior Notes by DTC for `book entry' transfer.

          (o) Prior to any registration of the Senior Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and to enter into any necessary supplemental indentures in connection therewith.

          (p) To use its best efforts to permit the Senior Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National

     Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          Section 5.  Conditions to Closing.
                      ---------------------

          The several obligations of the Initial Purchasers hereunder are subject the performance by each of LGII and the Guarantor of its obligations hereunder and to the following additional conditions:

          (a) The closing under the Canadian Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

          (b) The representations and warranties of each of LGII and the Guarantor contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of LGII and the Guarantor shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by LGII or the Guarantor by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act.

          (d) Since the respective dates as of which information is given in the Final Memorandum, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect otherwise than as set forth or contemplated in each Memorandum, the effect of which in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Senior Notes on the terms and in the manner contemplated in each Memorandum, or (ii) any material change in the capital stock of LGII or the Guarantor or any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Final Memorandum.

          (e) The Initial Purchasers shall have received on and as of the Closing Date certificates of LGII and the Guarantor signed by the chief executive officer and the chief financial officer of each of LGII and the Guarantor (or such other officers as are acceptable to you) satisfactory to the Initial Purchasers to the effect set forth in subsections (b), (c) and
     (d)(ii) of this Section and to the further effect that there has not occurred any change, or any development involving a prospective change, that would have a Material Adverse Effect otherwise than as set forth or contemplated in each Memorandum.

          (f) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, with respect to this Agreement, the Securities being delivered on the Closing Date, each Memorandum, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (g) You shall have received on the Closing Date an opinion of Russell & DuMoulin, Canadian counsel for the Guarantor, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                 (i) the Guarantor has been duly incorporated and is validly existing as a corporation under the Company Act of British Columbia and is in good standing with respect to the filing of its annual returns with the office of the Registrar of Companies for the Province of British Columbia, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in each Memorandum;

                (ii) with such exceptions as are not material, the Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in Canada in which it owns or leases properties, or conducts any business, so as to require such qualification and in which the failure to so qualify would have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this subparagraph (ii) upon opinions of other counsel and upon certificates of public officials or officers of the Guarantor, provided that such counsel shall state that he believes that both you and he are justified in so relying upon such opinions and certificates);

               (iii) to the best of such counsel's knowledge and other than as set forth in each Memorandum, there are no legal or governmental proceedings pending or contemplated by governmental authorities or threatened by others to which the Guarantor or any of its subsidiaries is or may be a party or to which any property of the Guarantor or any of its subsidiaries is or may be the subject which, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and such counsel has not received notice that any such proceeding or investigations are contemplated by governmental authorities or threatened by others;

               (iv) the Guarantor has the corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Indenture and each of this Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Guarantor (to the extent execution and delivery is governed by the laws of British Columbia);

               (v) the Guarantor has the corporate power and authority to execute the Guarantee and the Guarantee has been duly authorized, executed and delivered by the Guarantor (to the extent execution and delivery is governed by the laws of British Columbia);

               (vi) other than as set forth in each Memorandum, the Guarantor is not in violation of its organizational documents or, to the best of such counsel's knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Guarantor is a party or by which it or any of its properties is bound that is material to the Company or to the holders of the Senior Notes; neither the issuance, sale and delivery of the Securities nor the performance by the Guarantor of its obligations under the Securities, the Indenture, this Agreement and the Registration Rights Agreement nor the consummation of the transactions herein and therein contemplated, conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, nor will any such action result in any violation of the provisions of the organizational documents of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body of the Province of British Columbia or Canada applicable therein having jurisdiction over the Guarantor or its properties;

              (vii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body of the Province of British Columbia or Canada applicable therein is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement and the Indenture except as have been obtained;

              (viii) no stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of the Province of British Columbia or the laws of Canada applicable therein in connection with the authorization, execution and delivery of this Agreement and the Indenture;

              (ix) under the laws of the Province of British Columbia and the laws of Canada applicable therein and under the practice of the courts of the Province of British Columbia, all as at the date hereof, such courts would give effect to the choice by the Guarantor of New York law as the law governing this Agreement, the Indenture or the Securities subject to proof of such laws as a question of fact, provided that a court of British Columbia will not recognize or apply any law of the State of New York to the extent, if any, that such law is found by the court:

                A.   to be procedural in nature;

                B.   to be of a revenue, expropriatory or penal nature; or

                C.   to be inconsistent with public policy in British Columbia;

                 (x) the Initial Purchasers are each entitled to sue as plaintiff in the courts of the Province of British Columbia for the enforcement of their rights against the Guarantor in respect of this Agreement, provided that, in the case of any Initial Purchaser which
                    --------
          is a corporation that carries on business in British Columbia, such corporation is duly registered to carry on such business under the Company Act (British Columbia). Subject to the foregoing, access to the courts of the Province of British Columbia will not be subject to any conditions which are not applicable to nationals or residents of Canada or domestic corporations, except that the furnishing of security for costs in such proceedings may be required; and

                (xi) a court of competent jurisdiction in British Columbia will entertain suit upon a final and conclusive judgment in personam on the merits respecting the enforcement of this Agreement or the Indenture, against the Guarantor for a sum certain in money by any federal or state court located in the City of New York that is not impeachable as void or voidable under the internal laws of the State of New York, and will enforce such judgment in such suit without reconsideration of the merits, provided that:
                  --------

                A. service of process is made in compliance with the provisions of this Agreement or the Indenture, as applicable;

                B. such judgment is not obtained by fraud or in violation of the rules of natural justice and that the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of British Columbia;

                C. the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws;

                D. no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by such court in British Columbia;

                E. an action to enforce the judgment is commenced within six years of the date of the judgment;

                F. such judgment, if a default judgment, does not contain any manifest error on the face of such judgment; and

                G. enforcement would not be contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or any order made by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (as therein defined). At the date thereof, no such orders are outstanding which would affect the enforcement of any such judgment.

                In rendering such opinions, such counsel may rely (A) as to matters involving the application of the federal laws of the United States or the laws of the State of New York, upon the opinion of Thelen, Marrin, Johnson & Bridges described below, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Guarantor and LGII and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Guarantor.

          (h) You shall have received on the Closing Date an opinion of Thelen, Marrin, Johnson & Bridges, U.S. counsel for LGII and the Guarantor, in form and substance satisfactory to the Initial Purchasers, to the effect that:

                (i) LGII has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in each Memorandum;

               (ii) LGII has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

              (iii) Osiris Holding Corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation; Loewen (Texas) L.P. is a limited partnership duly formed and validly existing under the laws of its jurisdiction of organization; each Significant Subsidiary has full corporate power and authority to own its properties and conduct its business as described in each Memorandum and has been duly qualified as a foreign corporation or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of Osiris Holding Corporation and all of the issued partnership interests of Loewen (Texas) L.P. have been duly and validly authorized and issued, are fully paid and, with respect to Osiris Holding Corporation, are non-assessable and, with respect to the limited partnership interests of Loewen (Texas), L.P., not subject to assessment by Loewen (Texas), L.P. for additional contributions, and (except for any directors' qualifying shares in the case of Osiris Holding Corporation) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

               (iv) to the best of such counsel's knowledge and other than as set forth or contemplated in each Memorandum, there are no legal or governmental proceedings pending or contemplated by governmental authorities or threatened by others to which the Guarantor, LGII or any of the Significant Subsidiaries is or may be a party or to which any property of the Guarantor, LGII or any of the Significant Subsidiaries is or may be the subject which, if determined adversely to the

          Guarantor, LGII or any of the Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and such counsel has not received notice that any such proceeding or investigations are contemplated by governmental authorities or threatened by others;

               (v) this Agreement has been duly authorized, executed and delivered by LGII and (assuming that the Guarantor has the corporate power and authority to enter into this Agreement and that this Agreement has been duly authorized, executed and delivered by the Guarantor) is a valid and binding agreement of LGII and the Guarantor, except as rights to indemnity and contribution hereunder may be limited by applicable law;

               (vi) the Registration Rights Agreement has been duly authorized by LGII and (assuming that the Guarantor has the corporate power and authority to enter into the Registration Rights Agreement and that the Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantor) will, upon execution and delivery by LGII and the Guarantor, be a valid and binding agreement of LGII and the Guarantor, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles and except as any rights to indemnity and contribution may be limited by applicable law;

               (vii) the Senior Notes have been duly authorized, executed and delivered by LGII and (assuming that the Guarantor has the corporate power and authority to execute the Guarantee and that the Guarantee has been duly authorized, executed and delivered by the Guarantor) the Securities, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of LGII and the Guarantor entitled to the benefits of the Indenture, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles;

               (viii) the Indenture has been duly authorized, executed and delivered by LGII and (assuming the Guarantor has the corporate power and authority to enter into the Indenture and that the Indenture has been duly authorized, executed and delivered by the Guarantor) constitutes a valid and binding agreement of LGII and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles;

               (ix) neither LGII nor any of the Significant Subsidiaries is in violation of or in default under its organizational documents or, to the best of such counsel's knowledge, in default in the performance of any material obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other instrument known to such counsel to which LGII or any of the Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except as may be disclosed in each Memorandum or where such violations and defaults individually and in the aggregate would not have a Material Adverse Effect; neither the issuance and sale of the Senior Notes nor the performance by LGII and the Guarantor of their obligations under the Securities, the Indenture and this Agreement nor the consummation of the transactions herein and therein contemplated, to the best of such counsel's knowledge, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents or any material agreement, indenture, mortgage, deed of trust, loan agreement, lease or other instrument known to such counsel to which the Guarantor, LGII or any of the Significant Subsidiaries is a party or by which the Guarantor, LGII or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Guarantor, LGII or any of the Significant Subsidiaries is subject, which conflict, breach or default would have a Material Adverse Effect or, except as disclosed in each Memorandum, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor, LGII or the Significant Subsidiaries under any such agreement, indenture, lease or other instrument; nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws, as to which counsel need not express any opinion), judgment, injunction, order or decree known to such counsel, and applicable to LGII, the Guarantor or any of the Significant Subsidiaries or any of their respective properties, which violation would have a Material Adverse Effect, nor will any such action, to the best of such counsel's knowledge, result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over LGII or any of its subsidiaries or any of their respective properties;

               (x) no consent, approval, authorization or other order, or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official in the United States is required for the issuance and sale of the Securities or the consummation of the other transactions contemplated by this Agreement or the Indenture, except (i) as have been obtained and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Senior Notes by the Initial Purchasers, as to which such counsel need not express any opinion;

               (xi) based upon the representations, warranties and agreements of LGII and the Guarantor in Sections 1(q), 4(e), 4(f) and 4(g) hereof, and of the Initial Purchasers in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers under this Agreement or in connection with the initial resale of such Senior Notes by the Initial Purchasers in accordance with Section 2 of this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

               (xii) the Senior Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Act;

               (xiii) none of LGII, the Guarantor or any Significant Subsidiary is, and, after the issuance and sale of the Senior Notes none of LGII, the Guarantor or any of the Significant Subsidiaries will be, an "investment company" or an entity "controlled" by an "investment company" required to register under the Investment Company Act of 1940, as amended;

               (xiv) the Incorporated Documents (except for financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), when filed with the Securities and Exchange Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; such counsel has no reason to believe that any of the Incorporated Documents (except as aforesaid), when such documents were so filed, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (xv) the statements in each Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

               (xvi) such counsel believes that (except for the financial statements included therein as to which such counsel need express no belief) each Memorandum did not, as of its date of issuance, and that (except as aforesaid) the Final Memorandum does not, as amended or supplemented, if applicable, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering their opinions as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of LGII and the Guarantor and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by LGII or the Guarantor as to the laws of any jurisdiction other than the United States or the State of New York, provided that (1) each such other counsel is reasonably acceptable to the
     --------
     Initial Purchasers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Initial Purchasers and is, in form and substance, reasonably satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying thereon.

          (i) You shall have received letters addressed to you dated the date hereof and the Closing Date from KPMG Peat Marwick Thorne in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and the financial and statistical information contained in each Memorandum.

          (j) You shall have received the Registration Rights Agreement executed by LGII and the Guarantor.

          (k) The Senior Notes shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (l) No order or decree preventing the use of the Final Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceeding for that purpose shall have commenced or be pending or, to the knowledge of LGII or the Guarantor, contemplated.

          (m) LGII and the Guarantor shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have requested. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers. Any certificate or document signed by any officer of LGII or the Guarantor and delivered to the

     Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by LGII and the Guarantor to the Initial Purchasers as to the statements made therein.

          Section 6.  Indemnification and Contribution.
                      --------------------------------

          (a) Each of LGII and the Guarantor agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in each Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omissions or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing to LGII by or on behalf of any Initial Purchaser expressly for use in connection therewith; provided, however, that the
                                                --------
     indemnification contained in this paragraph (a) with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Senior Notes by such Initial Purchaser to any person if a copy of the Final Memorandum shall not have been delivered or sent to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum provided that LGII has delivered the Final Memorandum to the several Initial Purchasers in requisite quantity on a timely basis to permit such delivery or sending.

          (b) If any action, suit or proceeding shall be brought against any Initial Purchaser or any person controlling any Initial Purchaser in respect of which indemnity may be sought against LGII or the Guarantor, such Initial Purchaser or such controlling person shall promptly notify LGII and/or the Guarantor, and LGII and/or the Guarantor, as the case may be, shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless
     (i) LGII and/or the Guarantor, as the case may be, has agreed in writing to pay such fees and expenses, (ii) both LGII and the Guarantor have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or such controlling person and LGII and/or the Guarantor, as the case may be, and such Initial Purchaser or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and LGII and/or the Guarantor, as the case may be, by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case LGII or the Guarantor shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or such controlling person). It is understood, however, that LGII and/or the Guarantor, as the case may be, shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Initial Purchasers and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. LGII and/or the Guarantor, as the case may be, shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, LGII and/or the Guarantor, as the case may be, agree to indemnify and hold harmless any Initial Purchaser, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of settlement or judgment.

          (c) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless LGII and/or the Guarantor, each of their respective directors and officers, and any person who controls LGII or the Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from LGII and the Guarantor to each Initial Purchaser, but only with respect to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in either Memorandum, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against LGII, the Guarantor, any of their respective directors or officers, or any such controlling persons based on either Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Initial Purchaser pursuant to this paragraph (c), such Initial Purchaser shall have the rights and duties given to LGII and the Guarantor by paragraph (b) above (except that if LGII and/or the Guarantor, as the case may be, shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Purchaser's expense), and LGII, the Guarantor, their respective directors and officers, and any such controlling persons shall have the rights and duties given to the Initial Purchasers by paragraph (b) above.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by LGII and/or the Guarantor on the one hand and the Initial Purchasers on the other hand from offering of the Senior Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of LGII and/or the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by LGII and/or the Guarantor on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses and without duplication) received by LGII and/or the Guarantor bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Final Memorandum. The relative fault of LGII and/or the Guarantor on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by LGII and/or the Guarantor on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) LGII, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Senior Notes offered and distributed by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to the respective numbers of Senior Notes set forth opposite their names in Schedule I hereto and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of LGII and the Guarantor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, LGII, the Guarantor, each of LGII's and the Guarantors respective directors or officers or any person controlling LGII or the Guarantor, (ii) acceptance of any Senior Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser or any person controlling any Initial Purchaser, LGII, the Guarantor, each of LGII's and the Guarantor's respective directors or officers, or any person controlling LGII or the Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

          Section 7.  Termination.  This Agreement shall be subject to
                      -----------
termination in your absolute discretion, without liability on the part of any Initial Purchaser to LGII or the Guarantor, by notice to LGII, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, The Toronto Stock Exchange, The Montreal Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Canada shall have been declared by either federal, state or provincial authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States or Canada is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Senior Notes.

          Notice of such termination may given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          Section 8.  Miscellaneous.
                      -------------

          (a)(i) If any Initial Purchaser shall default in its obligation to purchase the Senior Notes which it has agreed to purchase hereunder on the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Senior Notes on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Senior Notes, then LGII shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Senior Notes on such terms. In the event that, within the respective prescribed periods, you notify LGII that you have so arranged for the purchase of such Senior Notes, LGII notifies you that it has so arranged for the purchase of such Senior Notes, you or LGII shall have the right to postpone the Closing for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Final Memorandum, or in any other documents or arrangements, and LGII agrees to prepare promptly any amendments or supplements to the Final Memorandum which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Senior Notes.

          (ii) If, after giving effect to any arrangements for the purchase of the Senior Notes of a defaulting Initial Purchaser or Purchasers by you and LGII as provided in subsection (i) above, the aggregate number of such Senior Notes which remains unpurchased does not exceed 11% of the aggregate number of all the Senior

     Notes to be purchased at the Closing, then LGII shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Senior Notes which such Initial Purchaser agreed to purchase hereunder at the Closing and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the number of Senior Notes which such Initial Purchaser agreed to purchase hereunder) of the Senior Notes of such defaulting Initial Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

          (iii) If, after giving effect to any arrangements for the purchase of the Senior Notes of a defaulting Initial Purchaser or Purchasers by you and LGII as provided in subsection (i) above, the aggregate number of such Senior Notes which remains unpurchased exceeds 11% of the aggregate number of all the Senior Notes to be purchased at the Closing, or if LGII shall not exercise the right described in subsection (ii) above to require non-defaulting Initial Purchasers to purchase Senior Notes of a defaulting Initial Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or LGII, except for the expenses to be borne as provided in
     Section 4(l) hereof and the indemnity and contribution agreements in
     Section 6 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

          (b) If this Agreement shall be terminated pursuant to Section 8(a) hereof, neither LGII nor the Guarantor shall be under any liability to any Initial Purchaser except as provided in Section 4(l) and Section 6 hereof; but, if for any other reason any Senior Notes are not delivered by or on behalf of LGII as provided herein, LGII or the Guarantor will reimburse the Initial Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Senior Notes not so delivered but LGII and the Guarantor shall then be under no further liability to any Initial Purchaser in respect of the Senior Notes not so delivered except as provided in
     Section 4(l) and Section 6 hereof.

          (c) In all dealings hereunder, Smith Barney Inc. may act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by Smith Barney Inc.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered to Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention:
     Syndicate Department; if to LGII shall be delivered to Loewen Group International, Inc., 50 East RiverCenter Boulevard, Suite 800, Covington, KY 41011, Attention: Chairman; and if to the Guarantor shall be delivered to The Loewen Group Inc., 4126 Norland Avenue, Burnaby, British Columbia, Canada, Attention: Chairman.

          (d) This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, LGII, the Guarantor and, to the extent provided in Section 6, each person who controls LGII, the Guarantor or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and, solely to the extent permitted in Section 4(g), to the holders from time to time of the Senior Notes, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Senior Notes from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

          (e) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when banks in New York City are open for business.

          Section 9.  Consent to Service of Process.  Each of LGII and the
                      -----------------------------
Guarantor irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement and the Indenture or the transactions contemplated hereby may be instituted in any federal or state court located in the City of New York, (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. Each of LGII and the Guarantor has appointed Thelen, Marrin, Johnson & Bridges, 330 Madison Avenue, New York, NY 10017, Attention: David P. Graybeal, Esq., as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court located in the City of New York by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of LGII and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to LGII and the Guarantor shall be deemed, in every respect, effective service of process upon LGII and the Guarantor. Notwithstanding the foregoing, designation of an authorized agent does not constitute submission to jurisdiction or consent to service of process in any legal action or proceeding predicated on United States federal or state securities laws.

          Section 10.  Applicable Law; Counterparts.  This Agreement shall be
                       ----------------------------
governed by and construed in accordance with the laws of the State of New York.

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Initial Purchasers, LGII and the Guarantor.


                    Very truly yours,


                    LOEWEN GROUP INTERNATIONAL, INC.


                    By:/s/ D. Hawes
                       ------------------------------
                       Name:  Dwight Hawes
                       Title: Vice-President, Finance


                    THE LOEWEN GROUP INC.


                    By:/s/ D. Hawes
                       ------------------------------
                       Name:  Dwight Hawes
                       Title: Vice-President, Finance




Accepted as of the date hereof:

SMITH BARNEY INC.
ALEX. BROWN & SONS INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
NESBITT BURNS SECURITIES INC.
RBC DOMINION SECURITIES CORPORATION


By:  SMITH BARNEY INC.


By:/s/ Michael Del Giudice
   --------------------------
   Name:  Michael Del Giudice
   Title: Vice President

On behalf of each of the Initial Purchasers

                                   SCHEDULE I


                                       Principal Amount  Principal Amount
                                         of Series I       of Series 2
                                            Notes             Notes
     Initial Purchaser                  to be Purchased   to be Purchased
     -----------------                 ----------------  ----------------

Smith Barney Inc.....................     $126,000,000      $ 70,000,000

Alex. Brown & Sons Incorporated......       24,750,000        13,750,000

Morgan Stanley & Co. Incorporated....       24,750,000        13,750,000

Nesbitt Burns Securities Inc.........       24,750,000        13,750,000

RBC Dominion Securities Corporation..       24,750,000        13,750,000
                                          ------------      ------------
                      TOTAL..........     $225,000,000      $125,000,000
                                          ============      ============

                                                                       EXHIBIT B


          The Senior Notes have not been registered under the Securities Act, and they may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Senior Notes are being offered and sold only to "qualified institutional buyers" (as defined in Rule 144A) ("QIBs") in compliance with Rule 144A and to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Accredited Investors") that, prior to their purchase of any Senior Notes, deliver to the Initial Purchasers and to LGII a letter containing certain representations and agreements substantially to the following effect:

          Each purchaser of Senior Notes from the Initial Purchasers, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with LGII and the Initial Purchasers as follow:

          (1) It is purchasing the Senior Notes for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is (i) a QIB, and is aware that the sale to it is being made in reliance on Rule 144A or (ii) an Accredited Investor.

          (2) It acknowledges that the Senior Notes have not been registered under the Securities Act and that none of the Senior Notes may be offered or sold within the United States, except as set forth below.

          (3) It will not resell or otherwise transfer any of such Senior Notes within three years after the original issuance of the Senior Notes except
     (i) to LGII or any of its subsidiaries, (ii) inside the United States to a QIB in compliance with Rule 144A, (iii) inside the United States to an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from such Trustee), (iv) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act.

          (4) It agrees that it will give to each person to whom it transfers the Senior Notes notice of any restrictions on transfer of such Senior Notes.

          (5) It understand that all of the Senior Notes will bear a legend substantially to the following effect unless otherwise agreed by LGII, the Trustee and the holder thereof:

          THIS SECURITY HAS NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          6. It acknowledges that the Trustee will not be required to accept for registration of transfer any Senior Notes acquired by it, except upon presentation of evidence satisfactory to LGII and the Trustee that the restrictions set forth herein have been complied with.

          7. It acknowledges that LGII, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations or agreements deemed to have been made by its purchase of the Senior Notes and agrees that if the foregoing acknowledgements, representations or agreements are no longer accurate, it will promptly notify LGII, the Trustee and the Initial Purchasers.

     If it is acquiring the Senior Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing Acknowledgments, representations and agreements on behalf of each account.

                                      B-3